Exhibit  10.18
K12 INC.
FIRST AMENDMENT TO
EMPLOYMENT AGREEMENT
     WHEREAS, K12 Inc., a Delaware corporation (the “Company”) entered into an employment agreement, dated as of June 1, 2004 (the “Agreement”) with Howard D. Polsky (the “Executive”); and
     WHEREAS, the Executive and the Company desire to amend the Agreement to recognize Executive’s subsequent appointment by the Board of Directors to be the Secretary of the Company, and for the additional duties and responsibilities associated therewith as a public company, and to memorialize and bring current certain changes to the Executive’s compensation approved by the Compensation Committee of the Board of Directors:
     NOW, THEREFORE, in consideration of the foregoing, the Executive and the Company hereby agree that effective as of July 1, 2007 (the “Effective Date”), the Agreement be, and it hereby is, amended as follows (the “Amendment”):
1. Responsibilities. The second sentence of Section 1.1 of the Agreement is hereby amended as follows:
          “Executive shall serve as Senior Vice President, General Counsel and Secretary of the Company.”
2. Compensation. Section 2.2 of the Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:
          “Executive shall receive, as a fixed base salary for the full time employment referred to in Section 1 hereof and all other obligations of Executive hereunder, compensation at the rate of Two Hundred Thirty Thousand Dollars( $230,000) per year payable not less frequently than semi-monthly in accordance with the Company’s standard payroll practices as in effect from time to time(“Compensation”). Company agrees to review Executive’s Compensation annually for a potential increase in the sole and absolute discretion of the Company based upon performance of Executive and Company.”
3. Bonus. The second sentence of Section 2.3 of the Agreement is hereby deleted and the following substituted in lieu thereof:
          “Depending upon the performance of Executive and Company, the Executive shall be eligible for a target bonus of forty percent (40%) of Executive’s Compensation.”

To the extent not expressly amended hereby, the Agreement remains in full force and effect. The undersigned do hereby consent to the foregoing amendment effective as of July 1, 2007.

K12 INC.
/s/ Andrew Tisch
Andrew Tisch
Chair, Compensation Committee

EXECUTIVE
/s/ Howard D. Polsky
Howard D. Polsky